Exhibit 1.11

THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL AND ELECTION FORM SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL AND ELECTION FORM IS COMPLETED.

LETTER OF TRANSMITTAL AND ELECTION FORM

for the deposit of Shares and SRP Rights

of

RAINY RIVER RESOURCES LTD.

pursuant to the Compulsory Acquisition dated August 12, 2013 in respect of the offer made by

NEW GOLD INC.

USE THIS LETTER OF TRANSMITTAL AND ELECTION FORM TO DEPOSIT
SHARE CERTIFICATE(S)/DRS ADVICE

New Gold Inc. (“New Gold”) made an offer (the “Offer”), pursuant to an offer and accompanying circular (the “Offer and Circular”) dated June 18, 2013, as amended and supplemented, to purchase all of the issued and outstanding common shares (the “Shares”) of Rainy River Resources Ltd. (“Rainy River”), including any Shares issued after June 18, 2013 but before the expiry time of the Offer upon the exercise, exchange or conversion of Options or Warrants (as such terms are defined in the Offer and Circular), together with any SRP Rights (as such term is defined in the Offer and Circular) attached to such Shares pursuant to the Shareholder Rights Plan (as such term is defined in the Offer and Circular), for consideration per Share of, at the election of each holder (a “Shareholder” and, collectively, the “Shareholders”) of Shares, either (a) $3.83 in cash (the “Cash Option”), or (b) 0.5 of a common share (each whole common share, a “New Gold Share”) of New Gold (the “Share Option”), subject, in each case, to pro ration and rounding as set out in the Offer and Circular.  The Offer expired at 5:00 p.m. (Toronto time) on July 24, 2013 and was extended until August 8, 2013 pursuant to a Notice of Extension dated July 25, 2013.

Pursuant to a notice of compulsory acquisition (the “Notice of Compulsory Acquisition”) dated August 12, 2013, New Gold exercised its right under Section 300 of the Business Corporations Act (British Columbia) (the “BCBCA”) to acquire all of the Shares that New Gold did not acquire under the Offer (the “Compulsory Acquisition”). Pursuant to the BCBCA, New Gold is entitled and bound to acquire every Share that it did not acquire under the Offer for the same consideration and on the same terms as the Shares that were acquired under the Offer, unless the Supreme Court of British Columbia (“Court”) orders otherwise.

Capitalized terms used but not defined in this Letter of Transmittal and Election Form (“Letter of Transmittal”) have the respective meanings given to them in the Offer and Circular. All dollar references in this Letter of Transmittal refer to Canadian dollars, except where otherwise indicated.

As used herein, the term “U.S. Shareholder” means a beneficial owner of Shares that is (a) an individual citizen or resident of the United States, for U.S. federal income tax purposes, (b) a corporation, partnership or other entity taxable as a corporation or partnership created or organized under the laws of the United States or any State thereof, (c) an estate the income of which is subject to U.S. federal income tax without regard to its source or (d) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or the trust has elected to be treated as a domestic trust for U.S. federal income tax purposes.

A SHAREHOLDER DEPOSITING SHARES (INCLUDING ASSOCIATED SRP RIGHTS) USING THIS LETTER MUST ELECT ONE OF THE CONSIDERATION ALTERNATIVES IN BOX 2 BELOW. A SHAREHOLDER WHO FAILS TO PROPERLY MAKE THE ELECTION IN BOX 2 BELOW, OR FAILS TO SUBMIT THIS LETTER OF TRANSMITTAL TOGETHER WITH ALL REQUIRED DOCUMENTS SPECIFIED HEREIN WITHIN THE TWO MONTH COMPULSORY ACQUISITION PERIOD EXPIRING AT 5:00 P.M. (TORONTO TIME) ON OCTOBER 15, 2013, WILL BE DEEMED TO HAVE ELECTED THE CASH OPTION FOR ALL OF SUCH SHAREHOLDER’S SHARES (INCLUDING ASSOCIATED SRP RIGHTS) ACQUIRED UNDER THE COMPULSORY ACQUISITION.

This Letter of Transmittal, or a manually executed facsimile hereof, properly completed and executed, together with all other required documents specified herein, must be received by Computershare Trust Company of Canada (the “Depositary”) at its office in Toronto, Ontario specified on the back of this Letter of Transmittal at or prior to 5:00 p.m. (Toronto time) on October 15, 2013. If such documents are not received by the Depositary at or prior to 5:00 p.m. (Toronto time) on October 15, 2013, then you will be deemed to have elected the Cash Option as consideration for your Shares (including associated SRP Rights) and your Shares will be acquired by New Gold for the consideration paid in respect of the Cash Option in the Compulsory Acquisition (which consideration will be subject to pro rationing and rounding as set out in this Letter of Transmittal) pursuant to the Compulsory Acquisition.

Questions or requests for assistance in completing this Letter of Transmittal and depositing Shares (including associated SRP Rights) with the Depositary may be directed to the Depositary, whose contact details are provided on the back of this Letter of Transmittal. Shareholders whose Shares are registered in the name of an investment advisor, stockbroker, bank, trust company or other nominee should immediately contact that nominee for assistance to complete this Letter of Transmittal and deposit their Shares (including associated SRP Rights) under the Compulsory Acquisition.

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN THE ADDRESS OF THE DEPOSITARY SET FORTH ON THE BACK OF THIS LETTER OF TRANSMITTAL WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

YOU MUST SIGN THIS LETTER OF TRANSMITTAL IN THE APPROPRIATE SPACE PROVIDED BELOW AND, IF YOU ARE A U.S. SHAREHOLDER, YOU MUST ALSO COMPLETE THE FORM W-9 SET FORTH BELOW (SEE INSTRUCTION 5, “FORM W-9 FOR U.S. SHAREHOLDERS ONLY”). IF YOU HAVE A U.S. ADDRESS, BUT ARE NOT A U.S. SHAREHOLDER, PLEASE SEE INSTRUCTION 5 BELOW.

Consideration Election

In the Compulsory Acquisition, Shareholders may elect to receive, for each Share held, either the Cash Option or the Share Option, subject, in each case, to pro ration and rounding as described below. Each Shareholder may elect the Cash Option or the Share Option in respect of all of the Shareholder’s Shares (including associated SRP Rights) deposited under the Compulsory Acquisition. A Shareholder may not apportion such Shareholder’s Shares (including associated SRP Rights) between the consideration alternatives. A Shareholder who fails to elect the Cash Option or the Share Option in a Letter of Transmittal, or who fails to deliver this Letter of Transmittal together with all required documents specified herein within the two month compulsory acquisition period expiring at 5:00 p.m. (Toronto Time) on October 15, 2013, will be deemed to have elected the Cash Option for all of such Shareholder’s Shares (including associated SRP Rights) under the Compulsory Acquisition.

The aggregate maximum amount of cash available under the Offer and the Compulsory Acquisition is approximately $198 million and the aggregate maximum number of New Gold Shares available for issuance under the Offer and the Compulsory Acquisition is approximately 25.9 million New Gold Shares.

Following the payment of the pro rationed consideration under the Offer, the maximum amount of cash available under the Compulsory Acquisition (the “Maximum Compulsory Acquisition Cash Consideration”) is approximately $4,941,920 and the maximum number of New Gold Shares available for issuance under the Compulsory Acquisition (the “Maximum Compulsory Acquisition Share Consideration”) is approximately 645,159 New Gold Shares. The actual consideration to be received by a Shareholder electing (or deemed to have elected) the Cash Option in the Compulsory Acquisition (a “Cash Electing Shareholder”) and a Shareholder electing the Share Option in the Compulsory Acquisition (a “Share Electing Shareholder”) will be determined in accordance with the following:

(a)                                 if the aggregate cash consideration that would otherwise be payable by New Gold to Cash Electing Shareholders in respect of their Shares (including associated SRP Rights) being acquired under the Compulsory Acquisition exceeds the Maximum Compulsory Acquisition Cash Consideration, then the Maximum Compulsory Acquisition Cash Consideration will be pro rated among the Cash Electing Shareholders such that each Cash Electing Shareholder will receive an amount equal to the amount of the cash sought by such Cash Electing Shareholder multiplied by a fraction, the numerator of which is the Maximum Compulsory Acquisition Cash Consideration, and the denominator of which is the aggregate amount of the cash consideration sought by all Cash Electing Shareholders, and each such Cash Electing Shareholder will receive the balance of the consideration to which they are entitled in the form of a number of New Gold Shares calculated by dividing such balance by $7.66, rounded down to the nearest whole number (with cash paid in lieu of any fractional New Gold Share); and

(b)                                 if the number of New Gold Shares that would otherwise be issuable to Share Electing Shareholders in respect of their Shares (including associated SRP Rights) being acquired under the Compulsory Acquisition exceeds the Maximum Compulsory Acquisition Share Consideration, then the Maximum Compulsory Acquisition Share Consideration will be pro rated among the Share Electing Shareholders such that each Share Electing Shareholder will receive a number of New Gold Shares (the “Number of Delivered New Gold Shares”) equal to the number of New Gold Shares sought by such Share Electing Shareholder multiplied by a fraction (rounded to four decimal places), the numerator of which is the Maximum Compulsory Acquisition Share Consideration and the denominator of which is the aggregate number of New Gold Shares sought by all Share Electing Shareholders in respect of their Shares (including associated SRP Rights) being acquired under the Compulsory Acquisition, rounded down to the nearest whole number (with cash paid in lieu of any fractional New Gold Share) and each such Share Electing Shareholder will receive the balance of the consideration to which they are entitled in cash, calculated by subtracting (i) the product of (A) the Number of Delivered New Gold Shares multiplied by (B) $7.66, from (ii) the product of (A) $3.83 multiplied by (B) the number of Shares (including associated SRP Rights) of the Share Electing Shareholder being acquired under the Compulsory Acquisition, and the result thereof is rounded down to the nearest $0.01.

Any cash paid in lieu of any fractional New Gold Share hereunder shall be in addition to and shall not reduce the Maximum Cash Consideration, and such cash payment shall be rounded down to the nearest $0.01.

For greater certainty: (a) if a Shareholder elects (or is deemed to elect) the Cash Option and, as a result of the pro rationing described above, receives any New Gold Shares, such Shareholder will be deemed to have received a proportionate amount of cash and New Gold Shares as consideration for each whole Share being acquired under the Compulsory Acquisition by such Shareholder in respect of which the Shareholder elected (or is deemed to have elected) the Cash Option; and (b) if a Shareholder elects the Share Option and, as a result of the pro rationing described above, receives any cash consideration, such Shareholder will be deemed to have received a proportionate amount of New Gold Shares and cash as consideration for each whole Share (including associated SRP Right) being acquired under the Compulsory Acquisition by such Shareholder in respect of which the Shareholder elected the Share Option.

If, pursuant to the Compulsory Acquisition, all remaining Shareholders elected (or were deemed to elect) to receive the Cash Option, each such Shareholder would be entitled to receive approximately $1.92 in cash and 0.25 of a New Gold Share for each Share, subject to adjustment for fractional shares. If all remaining Shareholders elected to receive the Share Option, each such Shareholder would be entitled to receive approximately $1.92 in cash and 0.25 of a New Gold Share for each Share, subject to adjustment for fractional shares.

Regardless of which election outlined above is selected, all Shareholders should complete and execute this Letter of Transmittal, make an election and deliver this Letter of Transmittal, together with all certificate(s) representing the

Shares/DRS Advice deposited and all other required documents specified herein, to the Depositary at its office in Toronto, Ontario specified on the back of this Letter of Transmittal as soon as possible, and in any event, prior to 5:00 p.m. (Toronto time) on October 15, 2013.

Please read carefully the Instructions set forth below before completing this Letter of Transmittal.

TO:	NEW GOLD INC.

AND TO:	COMPUTERSHARE TRUST COMPANY OF CANADA

The undersigned delivers to you the enclosed certificate(s) representing Shares/DRS Advice and irrevocably submits these certificate(s)/DRS Advice for purchase pursuant to the Compulsory Acquisition. The following are the details of the enclosed certificate(s)/DRS Advice:

Box 1
SHARES
(Please print or type. If space is insufficient, please attach a list to this Letter of Transmittal in the form below.)

Certificate Number(s)/DRS Advice Statement Number(s) (if available)*	Name(s) in Which Share(s) is (are) Registered (fill in exactly as name(s) appear(s) on certificate(s)/DRS Advice)	Number of Shares Represented by Certificate(s)/DRS Advice	Number of Shares Deposited

TOTAL:

*                 You do not need to complete these columns in respect of Shares deposited by book-entry transfer.

The undersigned understands that by depositing the Shares for purchase pursuant to the Compulsory Acquisition, the undersigned will be deemed to have deposited associated SRP Rights. Shareholders are required to deposit one SRP Right for each Share in order to effect a valid deposit of such Share or, if available, a Book-Entry Confirmation must be received by the Depositary with respect thereto. No additional payment will be made for SRP Rights and no amount of the consideration to be paid by New Gold will be allocated by New Gold to SRP Rights.

Box 2
ELECTION FOR CASH OR NEW GOLD SHARES
(Shareholders must choose only ONE of the alternatives below.)

Under the Compulsory Acquisition, except as set out below, the undersigned may elect the Cash Option or the Share Option with respect to all of the Shares deposited under the Compulsory Acquisition with this Letter of Transmittal (or book-entry transfer, as applicable) (together with the SRP Rights attached to such Shares, the “Deposited Shares”). The undersigned may not apportion the Deposited Shares between the Cash Option and the Share Option. The undersigned hereby elects as follows:

☐                                    ALTERNATIVE A: CASH OPTION

Shareholders who check this box will receive $3.83 cash for each Share (including associated SRP Right) deposited under the Compulsory Acquisition (subject to pro ration, as described in this Letter of Transmittal).

OR

☐                                    ALTERNATIVE B: SHARE OPTION

Shareholders who check this box will receive 0.5 of a New Gold Share for each Share (including associated SRP Right) deposited under the Compulsory Acquisition (subject to pro ration, as described in this Letter of Transmittal).

If the undersigned fails to properly elect one of the alternatives set out above, or fails to deliver this Letter of Transmittal together with all required documents specified herein within the two month compulsory acquisition period expiring at 5:00 p.m. (Toronto Time) on October 15, 2013, the undersigned will be deemed to have elected the Cash Option for all of the Deposited Shares.

No fractional New Gold Shares will be issued under the Compulsory Acquisition. Any Shareholder who would otherwise be entitled to receive a fractional New Gold Share will receive the applicable number of New Gold Shares, rounded down to the nearest whole number, and cash in lieu of the fractional New Gold Share, rounded down to the nearest whole cent.

Box 3
TAX ELECTION

To be completed by an Eligible Holder if such Eligible Holder has an interest in making and filing an income tax election (a “Tax Election”) pursuant to subsection 85(1) or 85(2) of the Income Tax Act (Canada) (and in each case, where applicable, the corresponding provisions of any applicable provincial income tax legislation) with respect to the transfer of its Shares to New Gold pursuant to the Compulsory Acquisition.

For information as to whether you should make a Tax Election, please see the Circular under the heading “Certain Canadian Federal Income Tax Considerations — Residents of Canada — Disposition of Shares Under the Offer — Exchange of Shares for New Gold Shares Only or a Combination of New Gold Shares and Cash — Tax Election”.

Compliance with the requirements to ensure a valid election is filed under subsection 85(1) or (2) of the Tax Act (and, where applicable, a valid election is filed under the corresponding provisions of any applicable provincial tax legislation) will be the sole responsibility of the Eligible Holder making such election, and such Eligible Holder will be solely responsible for the payment of any taxes, interest, penalties, damages or expenses arising in respect of any late filed Tax Election.  Accordingly, New Gold will not be responsible or liable for taxes, interest, penalties, damages or expenses resulting from the failure by anyone to properly complete any election form or to properly file it within the time prescribed and in the form prescribed under the Tax Act (or the corresponding provisions of any applicable provincial tax legislation). New Gold reserves the right not to execute and return to a Shareholder for filing any tax election form sent to it that is not fully completed and signed by an Eligible Holder.  Any Eligible Holder who does not ensure that the duly completed election forms have been received by New Gold on or before the day that is 45 days after October 15, 2013 for the Shares will not be able to benefit from the rollover provisions in section 85 of the Tax Act (or the corresponding provisions of any applicable provincial tax legislation).

By checking the box below, the undersigned (i) represents that the Shareholder depositing the Deposited Shares is an Eligible Holder, (ii) acknowledges that it is the Shareholder’s responsibility to complete the appropriate tax election form(s) and send two copies of the completed election form(s) to New Gold in accordance with the procedures set out in the tax instruction letter (which can be obtained from the New Gold website at www.newgold.com) on or before 45 days after October 15, 2013, and (iii) acknowledges that it is the Shareholder’s responsibility to file the tax election form with the Canada Revenue Agency (and, where applicable, any provincial tax authority) once it is returned to the Shareholder by New Gold and pay any applicable late filing penalties.

☐                     Check here if you are an Eligible Holder and you wish to further elect to make a joint tax election with New Gold under subsection 85(1) or (2) of the Tax Act (and the corresponding provisions of any applicable provincial tax legislation). It is the Eligible Holder’s responsibility to take the steps required to make a valid tax election.

The undersigned acknowledges receipt of the Notice of Compulsory Acquisition and acknowledges that the deposit of Shares (including associated SRP Rights) under the Compulsory Acquisition will constitute a binding agreement between the undersigned and New Gold, upon and subject to the terms and conditions of the Notice of Compulsory Acquisition and this Letter of Transmittal. The undersigned represents and warrants that:

(a)                                 the undersigned has full power and authority to deposit, sell, assign and transfer (i) the Deposited Shares, and (ii) all rights and benefits arising from such Deposited Shares, including, without limitation, any and all dividends, distributions, payments, securities, property, rights or other interests that may be declared, paid, accrued, issued, distributed, made or transferred on or in respect of the Deposited Shares or any of them on and after June 18, 2013, including, without limitation, any dividends, distributions or payments on such dividends, distributions, payments, securities, property, rights or other interests (collectively, “Distributions”);

(b)                                 the undersigned owns the Deposited Shares;

(c)                                  the Deposited Shares and Distributions have not been sold, assigned or transferred, nor has any agreement been entered into to sell, assign or transfer any of the Deposited Shares and Distributions, to any other person;

(d)                                 the deposit of the Deposited Shares and Distributions complies with applicable Laws; and

(e)                                  when New Gold pays Rainy River for the Deposited Shares and Distributions pursuant to the Compulsory Acquisition, New Gold will acquire good title thereto, free and clear of all liens, restrictions, charges, encumbrances, claims and rights of others.

IN CONSIDERATION OF THE CONSIDERATION ELECTED OR DEEMED ELECTED PURSUANT TO THIS LETTER OF TRANSMITTAL AND FOR VALUE RECEIVED, upon the terms and subject to the conditions set forth in the Notice of Compulsory Acquisition and in this Letter of Transmittal, the undersigned irrevocably delivers to New Gold the enclosed Share certificate(s)/DRS Advice representing the Deposited Shares and, on and subject to the terms and conditions of the Compulsory Acquisition, deposits, sells, assigns and transfers to New Gold all right, title and interest in and to the Deposited Shares, and in and to all rights and benefits arising from the Deposited Shares and any and all Distributions.

All cash payments under the Compulsory Acquisition will be made in Canadian dollars.

Settlement with each Shareholder under the Compulsory Acquisition will be made by the Depositary by forwarding a DRS Advice representing New Gold Shares (or, in the case of Shares (including associated SRP Rights) deposited by book-entry transfer, the credit of New Gold Shares) and/or issuing, or causing to be issued, a cheque payable in Canadian funds in the amount to which such Shareholder is entitled.

Unless otherwise directed in this Letter of Transmittal, the cheque and, if applicable, the DRS Advice representing New Gold Shares (or, in the case of Shares (including associated SRP Rights) deposited by book-entry transfer, the credit of New Gold Shares) will be issued in the name of the registered holder of the Shares (including associated SRP Rights). Unless the undersigned instructs the Depositary to hold the cheque and, if applicable, the DRS Advice representing New Gold Shares for pick-up by checking the appropriate box (Block D) in this Letter of Transmittal, the cheque and, if applicable, the DRS Advice (except in the case of Shares (including associated SRP Rights) deposited by book-entry transfer) representing New Gold Shares will be forwarded by first class mail to such Shareholder at the address specified in this Letter of Transmittal. If no such address is specified, the cheque and, if applicable, the DRS Advice representing New Gold Shares will be sent to the address of the registered holder as shown on the securities register maintained by or on behalf of Rainy River. Cheques and DRS Advice mailed in accordance with this paragraph will be deemed to be delivered at the time of mailing. Pursuant to applicable Laws, New Gold may, in certain circumstances, be required to make withholdings from the amount otherwise payable to a Shareholder. The undersigned understands and acknowledges that under no circumstances will interest accrue or be paid by New Gold, Rainy River or the Depositary by reason of any delay in making payments for any Shares (including associated SRP Rights) to any person on account of Shares acquired under the Compulsory Acquisition. No cheques and, if applicable, DRS Advice representing New Gold Shares will be forwarded or issued prior to October 15, 2013.

By reason of the use by the undersigned of an English language form of Letter of Transmittal, the undersigned shall be deemed to have required that any contract evidenced by the Compulsory Acquisition as accepted through this Letter of Transmittal, as well as all documents related thereto, be drawn exclusively in the English language. En raison de l’usage d’une lettre d’envoi en langue anglaise par le soussigné, le soussigné est réputé avoir requis que tout contrat attesté par l’acquisition forcée et son acceptation par cette lettre d’envoi, de même que tous les documents qui s’y rapportent, soient rédigés exclusivement en langue anglaise.

SHAREHOLDER INFORMATION AND INSTRUCTIONS

Before signing this Letter of Transmittal, please review carefully and complete the following boxes, as appropriate.

BLOCK A REGISTRATION AND PAYMENT INSTRUCTIONS ISSUE DRS ADVICE REPRESENTING NEW GOLD SHARES AND/OR CHEQUE IN THE NAME OF: (please print or type)	BLOCK B DELIVERY INSTRUCTIONS SEND DRS ADVICE REPRESENTING NEW GOLD SHARES AND/OR CHEQUE (Unless Block D is checked) TO: ☐ Same as address in Block A or to:

(Name)	(Name)

(Street Address and Number)	(Street Address and Number)

(City and Province or State)	(City and Province or State)

(Country and Postal (Zip) Code)	(Country and Postal (Zip) Code)

(Telephone — Business Hours)	(Telephone — Business Hours)

(Tax Identification, Social Insurance or Social Security Number)	(Tax Identification, Social Insurance or Social Security Number)

BLOCK C
TAXPAYER IDENTIFICATION NUMBER

U.S. residents/citizens must provide their Taxpayer Identification Number

(Taxpayer Identification Number)

If you are a U.S. Shareholder or are acting on behalf of a U.S. Shareholder, in order to avoid backup withholding you must complete the Form W-9 included below, or otherwise provide certification that you are exempt from backup withholding. If you are not a U.S. Shareholder, but have a U.S. address, you must provide a completed U.S. Internal Revenue Service Form W-8 in order to avoid backup withholding. See Instruction 5, “Form W-9 for U.S. Shareholders Only”, for further details.

BLOCK D SPECIAL PICK-UP INSTRUCTIONS ☐ HOLD DRS ADVICE REPRESENTING NEW GOLD SHARES AND/OR CHEQUE FOR PICK-UP AT THE OFFICE OF THE DEPOSITARY WHERE THIS LETTER OF TRANSMITTAL IS DEPOSITED (check box)

BLOCK E
U.S. SHAREHOLDERS - TAX

INDICATE WHETHER OR NOT YOU ARE A U.S. SHAREHOLDER, ARE ACTING ON BEHALF OF A U.S. SHAREHOLDER OR HAVE A U.S. ADDRESS:

☐                                    The person signing this Letter of Transmittal represents that it is not a U.S. Shareholder, is not acting on behalf of a U.S. Shareholder and does not have a U.S. address; or

☐                                    The person signing this Letter of Transmittal represents that it is a U.S. Shareholder, is acting on behalf of a U.S. Shareholder or has a U.S. address.

IF YOU ARE (I) A U.S. SHAREHOLDER, (II) ARE ACTING ON BEHALF OF A U.S. SHAREHOLDER OR (III) HAVE A U.S. ADDRESS, THEN IN ORDER TO AVOID BACK-UP WITHHOLDING YOU MUST COMPLETE THE FORM W-9 INCLUDED BELOW, OR OTHERWISE PROVIDE CERTIFICATION THAT YOU ARE EXEMPT FROM BACKUP WITHHOLDING, AS PROVIDED IN INSTRUCTION 5 BELOW. IF YOU REQUIRE A FORM W-8, PLEASE CONTACT THE DEPOSITARY.

BLOCK F

SHAREHOLDER SIGNATURE

By signing below, the Shareholder expressly agrees to the terms and conditions set forth above.

Signature guaranteed by (if required under Instruction 2 below):	Dated:

Authorized Signature of Guarantor	Signature of Shareholder or Authorized Representative (see Instructions 2 and 3 below)

Name of Guarantor (please print or type)	Name of Shareholder or Authorized Representative (please print or type)

Address of Guarantor (please print or type)	Daytime telephone number and facsimile number of Shareholder or Authorized Representative

Tax Identification, Social Insurance or Social Security Number

INSTRUCTIONS

1.                                      Use of Letter of Transmittal

(a)                                 This Letter of Transmittal, or a manually executed facsimile hereof, properly completed and executed, with the signature(s) guaranteed, if required by Instruction 2 below, together with the accompanying certificate(s)/DRS Advice representing the Deposited Shares (or, alternatively, Book-Entry Confirmation with respect thereto), and all other documents required by the terms of the Notice of Compulsory Acquisition and this Letter of Transmittal must be received by the Depositary at its office in Toronto, Ontario specified on the back of this Letter of Transmittal at or prior to 5:00 p.m. on October 15, 2013. If such documents are not received by the Depositary at or prior to 5:00 p.m. (Toronto time) on October 15, 2013 in respect of any Shares (including associated SRP Rights), then the applicable Shareholder shall be deemed to have elected the Cash Option and such Shares (including associated SRP Rights) will be acquired by New Gold for the Cash Option, subject to pro rationing and rounding as set out in this Letter of Transmittal, pursuant to the Compulsory Acquisition.

(b)                                 The method used to deliver this Letter of Transmittal, any accompanying certificate(s)/DRS Advice representing Shares (including associated SRP Rights) and all other required documents is at the option and risk of the Shareholder depositing these documents. New Gold recommends that these documents be delivered by hand to the Depositary and that a receipt be obtained or, if mailed, that registered mail, with return receipt requested, be used and that proper insurance be obtained. It is suggested that any such mailing be made sufficiently in advance of 5:00 p.m. (Toronto time) on October 15, 2013 to permit delivery to the Depositary at or prior to 5:00 p.m. (Toronto time) on October 15, 2013. Delivery will only be effective upon actual physical receipt by the Depositary.

(c)                                  Shareholders whose Shares (including associated SRP Rights) are registered in the name of an investment advisor, stockbroker, bank, trust company or other nominee should immediately contact such nominee for assistance in depositing their Shares (including associated SRP Rights).

2.                                      Signatures

This Letter of Transmittal must be completed and executed by the Shareholder depositing Shares under the Compulsory Acquisition described above or by such Shareholder’s duly authorized representative (in accordance with Instruction 3 below).

(a)                                 If this Letter of Transmittal is executed by the registered holder(s) of the accompanying certificate(s)/DRS Advice, such signature(s) on this Letter of Transmittal must correspond exactly with the name(s) as registered or as written on the face of such certificate(s)/DRS Advice without any change whatsoever, and the certificate(s)/DRS Advice need not be endorsed. If such deposited certificate(s)/DRS Advice are owned of record by two or more joint holders, all such holders must execute this Letter of Transmittal.

(b)                                 Notwithstanding Instruction 2(a), if this Letter of Transmittal is executed by a person other than the registered holder(s) of the accompanying certificate(s)/DRS Advice, or if this Letter of Transmittal is executed other than exactly as the name of the registered Shareholder appears on the share certificate(s)/DRS Advice, or if the DRS Advice representing New Gold Shares (except in the case of Shares (including associated SRP Rights) deposited by book-entry transfer) and/or the cheque(s) is (are) to be issued or sent to a person other than the registered holder(s):

(i)                  the accompanying certificate(s)/DRS Advice must be endorsed or be accompanied by an appropriate share transfer power of attorney, in either case, duly and properly completed by the registered holder(s); and

(ii)               the signature on the endorsement panel or share transfer power of attorney must correspond exactly to the name(s) of the registered holder(s) as registered or as written on the face of the certificate(s)/DRS Advice, and must be guaranteed by an Eligible

Institution (except that no guarantee is required if the signature is that of an Eligible Institution).

3.                                      Fiduciaries, Representatives and Authorizations

Where this Letter of Transmittal is executed by a person as an executor, administrator, trustee or guardian, or on behalf of a corporation, partnership or association or is executed by any other person acting in a representative capacity, such person should so indicate when signing and this Letter of Transmittal must be accompanied by satisfactory evidence of the authority to act. Either New Gold or the Depositary, at its sole discretion, may require additional evidence of authority or additional documentation.

4.                                      Delivery Instructions

If any DRS Advice representing New Gold Shares (except in the case of Shares (including associated SRP Rights) deposited by book-entry transfer) and/or cheque(s) is (are) to be sent to someone at an address other than the address of the Shareholder as it appears in Block A on this Letter of Transmittal, entitled “Registration and Payment Instructions”, then Block B on this Letter of Transmittal, entitled “Delivery Instructions”, should be completed. If Block B is not completed, any DRS Advice representing New Gold Shares  (except in the case of Shares (including associated SRP Rights) deposited by book-entry transfer) and/or cheque(s) will be mailed to the depositing Shareholder at the address of such Shareholder as it appears in Block A or, if no address is provided in Block A, then it will be mailed to the address of such Shareholder as it appears on the securities register maintained by or on behalf of Rainy River. Any DRS Advice and/or cheque(s) mailed in accordance with the terms of the Notice of Compulsory Acquisition and this Letter of Transmittal will be deemed to be delivered at the time of mailing.

5.                                      Form W-9 for U.S. Shareholders Only

United States federal income tax law generally requires a U.S. Shareholder who receives cash in exchange for Shares (including associated SRP Rights) to provide the Depositary with its correct Taxpayer Identification Number (“TIN”), which, in the case of a Shareholder who is an individual, is generally the individual’s social security number. If the Depositary is not provided with the correct TIN or an adequate basis for an exemption, such holder may be subject to penalties imposed by the Internal Revenue Service and backup withholding in an amount equal to 28% of the gross proceeds of any payment received hereunder. If withholding results in an overpayment of taxes, a refund may be obtained by filing a U.S. tax return and complying with all other necessary requirements.

To prevent backup withholding, each U.S. Shareholder must provide its correct TIN by completing the Form W-9 set forth in this document, which requires the Shareholder to certify under penalties of perjury, (1) that the TIN provided is correct (or that such Shareholder is awaiting a TIN), (2) that (i) the Shareholder is exempt from backup withholding; (ii) the Shareholder has not been notified by the Internal Revenue Service that he is subject to backup withholding as a result of a failure to report all interest or dividends; or (iii) the Internal Revenue Service has notified the Shareholder that he is no longer subject to backup withholding; and (3) that the Shareholder is a U.S. person for U.S. federal income tax purposes (including a U.S. resident alien).

Exempt holders (including, among others, all corporations) are not subject to backup withholding and reporting requirements. To prevent possible erroneous backup withholding, an exempt holder must enter its correct TIN on Form W-9, check the appropriate box for “Exempt Payee”, and sign and date the form. See instructions on Form W-9 (the “W-9 Instructions”) for additional instructions.

If Shares (including associated SRP Rights) are held in more than one name or are not in the name of the actual owner, consult the enclosed W-9 Instructions for information on which TIN to report.

If a U.S. Shareholder does not have a TIN, such holder should: (i) consult the enclosed W-9 Instructions for instructions on applying for a TIN, (ii) write “Applied For” in the space for the TIN in the Form W-9; and (iii) sign and date the Form W-9. In such case, the Depositary may withhold 28% of the gross proceeds of any payment made to such holder prior to the time a properly certified TIN is provided to the Depositary, and if the Depositary is not provided with a TIN within sixty (60) days, such amounts will be paid over to the Internal Revenue Service.

If a Shareholder has a U.S. address, but is not a U.S. Shareholder, such holder is required to submit an appropriate and properly completed IRS Form W-8 Certificate of Foreign Status, signed under penalties of perjury. Such appropriate IRS Form W-8 may be obtained from the Depositary.

A U.S. SHAREHOLDER WHO FAILS TO PROPERLY COMPLETE THE FORM W-9 SET FORTH IN THIS LETTER OF TRANSMITTAL OR A NON-U.S. SHAREHOLDER WHO HAS A U.S. ADDRESS AND FAILS TO PROPERLY COMPLETE THE APPROPRIATE IRS FORM W-8 MAY BE SUBJECT TO BACKUP WITHHOLDING OF 28% OF THE GROSS PROCEEDS OF ANY PAYMENTS MADE TO SUCH HOLDER PURSUANT TO THE COMPULSORY ACQUISITION. BACKUP WITHHOLDING IS NOT AN ADDITIONAL TAX. RATHER, THE TAX LIABILITY OF PERSONS SUBJECT TO BACKUP WITHHOLDING WILL BE REDUCED BY THE AMOUNT OF TAX WITHHELD. IF WITHHOLDING RESULTS IN AN OVERPAYMENT OF TAXES, A REFUND MAY BE OBTAINED BY FILING A TAX RETURN WITH THE IRS AND COMPLYING WITH ALL OTHER NECESSARY REQUIREMENTS. THE DEPOSITARY CANNOT REFUND AMOUNTS WITHHELD BY REASON OF BACKUP WITHHOLDING.

TO ENSURE COMPLIANCE WITH U.S. TREASURY DEPARTMENT CIRCULAR 230, HOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES IN THIS DOCUMENT IS NOT INTENDED OR WRITTEN BY NEW GOLD TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER UNDER THE U.S. INTERNAL REVENUE CODE; (B) THESE DISCUSSIONS WERE WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE OFFER AND THE COMPULSORY ACQUISITION; AND (C) EACH TAXPAYER SHOULD SEEK ADVICE FROM AN INDEPENDENT TAX ADVISOR BASED ON ITS PARTICULAR CIRCUMSTANCES.

6.                                      Currency of Payment

All cash payments under the Compulsory Acquisition will be made in Canadian dollars.

7.                                      Miscellaneous

(a)                                 If the space in Box 1 of this Letter of Transmittal is insufficient to list all certificate(s)/DRS Advice representing Shares (including associated SRP Rights), additional certificate/DRS Advice statement number(s) and number of Shares may be included on a separate signed list affixed to this Letter of Transmittal.

(b)                                 If Deposited Shares are registered in different forms (e.g. “John Doe” and “J. Doe”), a separate Letter of Transmittal should be properly completed and executed for each different registration.

(c)                                  Subject to paragraph (f) below, no alternative, conditional or contingent deposits will be accepted. All depositing Shareholders, by execution of this Letter of Transmittal, or a manually executed facsimile hereof, waive any right to receive any notice of the acceptance of Deposited Shares for payment, except as required by applicable Laws.

(d)                                 The Compulsory Acquisition shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein. This Letter of Transmittal and all other contracts resulting from deposits of Shares (including associated SRP Rights) under the Compulsory Acquisition shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein. Each party to any agreement resulting from the Compulsory Acquisition unconditionally and irrevocably attorns to the exclusive jurisdiction of the courts of the Province of British Columbia and all courts competent to hear appeals therefrom.

(e)                                  Before completing this Letter of Transmittal, you are urged to read the accompanying Notice of Compulsory Acquisition.

(f)                                   All questions as to the validity, form, eligibility (including, without limitation, timely receipt) and acceptance of any Shares (including associated SRP Rights) deposited under the Compulsory Acquisition will be determined by New Gold in its sole discretion. Depositing Shareholders agree that such determination will be final and binding. New Gold reserves the absolute right to waive any defects or irregularities in the deposit of any Shares (including associated SRP Rights). There shall be no duty or obligation of New Gold, the Depositary or any other person to give notice of any defect or irregularity in any deposit of any Shares (including associated SRP Rights) and no liability shall be incurred or suffered by any of them for failure to give any such notice. New Gold’s interpretation of the terms and conditions of the Notice of Compulsory Acquisition, this Letter of Transmittal and any other related documents will be final and binding. New Gold reserves the right to permit deposits of Shares (including associated SRP Rights) under the Compulsory Acquisition in a manner other than that set out in the Notice of Compulsory Acquisition.

(g)                                  Additional copies of the Notice of Compulsory Acquisition and this Letter of Transmittal may be obtained without charge on request from the Depositary at its addresses specified on the back of this Letter of Transmittal.

8.                                      Lost Certificates/DRS Advice

If a certificate/DRS Advice representing Shares (including associated SRP Rights) has been lost or destroyed, this Letter of Transmittal should be completed as fully as possible and forwarded, together with a letter describing the loss, to the Depositary at its office in Toronto, Ontario specified on the back of this Letter of Transmittal. The Depositary will forward such letter to the registrar and transfer agent for the Shares so that the registrar and transfer agent may provide replacement instructions. If a certificate/DRS Advice representing Shares (including associated SRP Rights) has been lost, destroyed, mutilated or mislaid, the foregoing action must be taken sufficiently in advance of 5:00 p.m. (Toronto time) on October 15, 2013 in order to obtain a replacement certificate/DRS Advice in sufficient time to permit the Shares (including associated SRP Rights) represented by the replacement certificate/DRS Advice to be deposited under the Compulsory Acquisition at or prior to 5:00 p.m. (Toronto time) on October 15, 2013.

9.                                      Assistance

Questions or requests for assistance in completing this Letter of Transmittal and depositing the Shares (including associated SRP Rights) with the Depositary may be directed to the Depositary, whose contact details are provided on the back of this document.

PRIVACY NOTICE

Computershare Trust Company of Canada (“Computershare”) is committed to protecting your personal information. In the course of providing services to you and Computershare’s corporate clients, Computershare receives non-public personal information about you — from transactions Computershare performs for you, forms you send Computershare, other communications Computershare has with you or your representatives, etc. This information could include your name, address, social insurance number, securities holdings and other financial information. Computershare uses this to administer your account, to better serve your and Computershare’s clients’ needs and for other lawful purposes relating to Computershare’s services. Computershare has prepared a Privacy Code to tell you more about its information practices and how your privacy is protected. It is available at Computershare’s website, www.computershare.com, or by writing to Computershare at 100 University Avenue, 8th floor, Toronto, Ontario, M5J 2Y1. Computershare will use the information you are providing on this form in order to process your request and will treat your signature(s) on this form as your consent to the above.

Form W-9 (Rev. December 2011) Department of the Treasury Internal Revenue Service Request for Taxpayer Identification Number and Certification Give Form to the requester. Do not send to the IRS. Print or type See Specific Instructions on page 2. Name (as shown on your income tax return) Business name/disregarded entity name, if different from above Check appropriate box for federal tax classification: Individual/sole proprietor C Corporation S Corporation Partnership Trust/estate Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) Other (see instructions) Exempt payee Address (number, street, and apt. or suite no.) Requester’s name and address (optional) City, state, and ZIP code List account number(s) here (optional) Part I Taxpayer Identification Number (TIN) Social security number – – Enter your TIN in the appropriate box. The TIN provided must match the name given on the “Name” line to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 3. Note. If the account is in more than one name, see the chart on page 4 for guidelines on whose number to enter. Employer identification number – Part II Certification Under penalties of perjury, I certify that: 1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and 3. I am a U.S. citizen or other U.S. person (defined below). Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 4. Sign Here Signature of U.S. person Date General Instructions Section references are to the Internal Revenue Code unless otherwise noted. Purpose of Form A person who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA. Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to: 1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued), 2. Certify that you are not subject to backup withholding, or 3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income. Note. If a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9. Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are: • An individual who is a U.S. citizen or U.S. resident alien, • A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States, • An estate (other than a foreign estate), or • A domestic trust (as defined in Regulations section 301.7701-7). Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax on any foreign partners’ share of income from such business. Further, in certain cases where a Form W-9 has not been received, a partnership is required to presume that a partner is a foreign person, and pay the withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid withholding on your share of partnership income. Cat. No. 10231X Form W-9 (Rev. 12-2011)

The perso1n who gives Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States is in the following cases: • The U.S. owner of a disregarded entity and not the entity, • The U.S. grantor or other owner of a grantor trust and not the trust, and • The U.S. trust (other than a grantor trust) and not the beneficiaries of the trust. Foreign person. If you are a foreign person, do not use Form W-9. Instead, use the appropriate Form W-8 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities). Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes. If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items: 1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien. 2. The treaty article addressing the income. 3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions. 4. The type and amount of income that qualifies for the exemption from tax. 5. Sufficient facts to justify the exemption from tax under the terms of the treaty article. Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption. If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8. What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS a percentage of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding. You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return. Payments you receive will be subject to backup withholding if: 1. You do not furnish your TIN to the requester, 2. You do not certify your TIN when required (see the Part II instructions on page 3 for details), 3. The IRS tells the requester that you furnished an incorrect TIN, 4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or 5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only). Certain payees and payments are exempt from backup withholding. See the instructions below and the separate Instructions for the Requester of Form W-9. Also see Special rules for partnerships on page 1. Updating Your Information You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account, for example, if the grantor of a grantor trust dies. Penalties Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect. Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty. Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment. Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties. Specific Instructions Name If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name. If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form. Sole proprietor. Enter your individual name as shown on your income tax return on the “Name” line. You may enter your business, trade, or “doing business as (DBA)” name on the “Business name/disregarded entity name” line. Partnership, C Corporation, or S Corporation. Enter the entity's name on the “Name” line and any business, trade, or “doing business as (DBA) name” on the “Business name/disregarded entity name” line. Disregarded entity. Enter the owner's name on the “Name” line. The name of the entity entered on the “Name” line should never be a disregarded entity. The name on the “Name” line must be the name shown on the income tax return on which the income will be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a domestic owner, the domestic owner's name is required to be provided on the “Name” line. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on the “Business name/disregarded entity name” line. If the owner of the disregarded entity is a foreign person, you must complete an appropriate Form W-8. Note. Check the appropriate box for the federal tax classification of the person whose name is entered on the “Name” line (Individual/sole proprietor, Partnership, C Corporation, S Corporation, Trust/estate). Limited Liability Company (LLC). If the person identified on the “Name” line is an LLC, check the “Limited liability company” box only and enter the appropriate code for the tax classification in the space provided. If you are an LLC that is treated as a partnership for federal tax purposes, enter “P” for partnership. If you are an LLC that has filed a Form 8832 or a Form 2553 to be taxed as a corporation, enter “C” for C corporation or “S” for S corporation. If you are an LLC that is disregarded as an entity separate from its owner under Regulation section 301.7701-3 (except for employment and excise tax), do not check the LLC box unless the owner of the LLC (required to be identified on the “Name” line) is another LLC that is not disregarded for federal tax purposes. If the LLC is disregarded as an entity separate from its owner, enter the appropriate tax classification of the owner identified on the “Name” line.

Form W-9 (Rev. 12-2011) Page 3

Other entities. Enter your business name as shown on required federal tax documents on the "Name" line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the "Business name/ disregarded entity name" line.

Exempt Payee

If you are exempt from backup withholding, enter your name as described above and check the appropriate box for your status, then check the "Exempt payee" box in the line following the "Business name/ disregarded entity name," sign and date the form.

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.

Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

The following payees are exempt from backup withholding:

1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2),

2. The United States or any of its agencies or instrumentalities,

3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities,

4. A foreign government or any of its political subdivisions, agencies, or instrumentalities, or

5. An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

6. A corporation,

7. A foreign central bank of issue,

8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States,

9. A futures commission merchant registered with the Commodity Futures Trading Commission,

10. A real estate investment trust,

11. An entity registered at all times during the tax year under the Investment Company Act of 1940,

12. A common trust fund operated by a bank under section 584(a),

13. A financial institution,

14. A middleman known in the investment community as a nominee or custodian, or

15. A trust exempt from tax under section 664 or described in section 4947.

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 15.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 9
Broker transactions	Exempt payees 1 through 5 and 7 through 13. Also, C corporations.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 5
Payments over $600 required to be reported and direct sales over $5,000 [1]	Generally, exempt payees 1 through 7 [2]

[1] See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2] However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees, gross proceeds paid to an attorney, and payments for services paid by a federal executive agency.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see *How to get a TIN* below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner (see *Limited Liability Company (LLC)* on page 2), enter the owner's SSN (or EIN, if the owner has one). Do not enter the disregarded entity's EIN. If the LLC is classified as a corporation or partnership, enter the entity's EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at *www.ssa.gov*. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/businesses* and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: *A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.*

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, below, and items 4 and 5 on page 4 indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on the "Name" line must sign. Exempt payees, see *Exempt Payee* on page 3.

Signature requirements. Complete the certification as indicated in items 1 through 3, below, and items 4 and 5 on page 4.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

17

4. Other p1ayments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations). 5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification. What Name and Number To Give the Requester Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed. Secure Your Tax Records from Identity Theft Identity theft occurs when someone uses your personal information such as your name, social security number (SSN), or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund. To reduce your risk: • Protect your SSN, • Ensure your employer is protecting your SSN, and • Be careful when choosing a tax preparer. If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter. If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039. For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance. Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059. Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft. The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts. If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: spam@uce.gov or contact them at www.ftc.gov/idtheft or 1-877-IDTHEFT (1-877-438-4338). Visit IRS.gov to learn more about identity theft and how to reduce your risk. 1 List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished. 2 Circle the minor’s name and furnish the minor’s SSN. 3 You must show your individual name and you may also enter your business or “DBA” name on the “Business name/disregarded entity” name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN. 4 List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships on page 1. *Note. Grantor also must provide a Form W-9 to trustee of trust. Privacy Act Notice Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

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The Depositary is:

By Mail P.O. Box 7021 31 Adelaide Street East Toronto, Ontario M5C 3H2 Attention: Corporate Actions	By Registered Mail, by Hand or by Courier 100 University Avenue 8th Floor Toronto, Ontario M5J 2Y1 Attention: Corporate Actions

Toll Free: 1-800-564-6253

E-mail: corporateactions@computershare.com

Any questions or requests for assistance or additional copies of this Letter of Transmittal or the Notice of Compulsory Acquisition may be directed to the Depositary at the telephone number and locations set out above. Shareholders may also contact their investment advisor, stockbroker, bank, trust company or other nominee for assistance concerning the Compulsory Acquisition.